Exhibit 99.16

MANDATORY REDEMPTION OFFER

for

All of the Outstanding
American Depositary Shares (the “Sonera ADSs”)
Representing Shares (the “Sonera Shares”)
of

SONERA CORPORATION

for

either

(i) American Depositary Shares (the “TeliaSonera ADSs”)

Representing Ordinary Shares (the “TeliaSonera Shares”)

of

TeliaSonera AB

or

(ii) Cash in the Amount of the U.S. Dollar Equivalent of €5.00 per Sonera ADS Tendered

THE MANDATORY REDEMPTION OFFER COMMENCES ON MONDAY, DECEMBER 30, 2002.

THE MANDATORY REDEMPTION OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE IN THE UNITED STATES AT 9:00 A.M., NEW YORK CITY TIME, WHICH IS 4:00 P.M., HELSINKI TIME, ON FRIDAY, JANUARY 31, 2003, UNLESS THE MANDATORY REDEMPTION OFFER IS EXTENDED.

To Our Clients:

      Enclosed for your consideration is the Mandatory Redemption Offer Prospectus, dated December 18, 2002 (the “Prospectus Supplement”) relating to the mandatory redemption offer pursuant to the Finnish Securities Market Act (the “Mandatory Redemption Offer”) by TeliaSonera AB (formerly known as “Telia AB”), a company organized under the laws of Sweden (“TeliaSonera” or the “Company”), to exchange (i) 0.30288 TeliaSonera ADSs, each TeliaSonera ADS representing five (5) ordinary shares, nominal value SEK 3.20 per share, of TeliaSonera, or (ii) cash in the amount of the U.S. dollar equivalent of €5.00 for each outstanding Sonera ADS tendered, each Sonera ADS representing one (1) share (the “Sonera Shares”) of Sonera Corporation, a company incorporated under the laws of Finland (“Sonera”), in each case, upon the terms and subject to the conditions set forth in the Prospectus Supplement.

      We hold Sonera ADSs for your account. A tender of such Sonera ADSs can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf all Sonera ADSs held for your account pursuant to the terms and conditions of the Mandatory Redemption Offer. A form of Instructions is enclosed.

      Please note the following:

1.	The Mandatory Redemption Offer and withdrawal rights will expire in the United States at 9:00 A.M., New York City time, which is 4:00 P.M., Helsinki time, on Friday, January 31, 2003, unless the Mandatory Redemption Offer is extended. If you wish to tender your Sonera ADSs in the Mandatory Redemption Offer, please instruct us sufficiently in advance of the expiration date.

2.	The Mandatory Redemption Offer is being made in the United States for all issued and outstanding Sonera ADSs, and in Finland for all issued and outstanding Sonera Shares and warrants to purchase Sonera Shares issued by Sonera pursuant to Sonera’s 1999 and 2000 stock option programs. If you tender your Sonera ADSs in the Mandatory Redemption Offer, you will receive either (i) 0.30288 TeliaSonera ADSs or (ii) cash in the form of a check in the amount of the U.S. dollar equivalent of €5.00 for each Sonera ADS validly tendered. If you fail to make a valid election as to the consideration you wish to receive in the mandatory Redemption Offer, you will be deemed to have elected to receive TeliaSonera ADSs in exchange for your validly tendered Sonera ADSs. Except as set forth below and in the Prospectus Supplement, you will not be permitted to tender your Sonera ADSs in exchange for TeliaSonera Shares. See “The Mandatory Redemption Offer — Procedures for Tendering — Holders of Sonera ADSs” in the Prospectus Supplement. If you wish to tender your Sonera ADSs in exchange for TeliaSonera Shares, you must contact us directly so that we can arrange for (i) the cancellation of your Sonera ADSs and withdrawal of the Sonera Shares in accordance with the terms of the deposit agreement governing the Sonera ADSs and applicable Finnish law, including the payment of cancellation fees and expenses and (ii) the tender of the Sonera Shares so withdrawn to the Finnish Share Agent in accordance with the terms of the Mandatory Redemption Offer for the Sonera Shares in Finland.

3.	No fractional entitlements to TeliaSonera ADSs will be issued. Fractional entitlements to TeliaSonera ADSs resulting from the exchange of Sonera ADSs will be aggregated by the U.S. Exchange Agent and sold on the Nasdaq National Market (“NASDAQ”). Cash in lieu of any fractional entitlements to TeliaSonera ADSs will be credited to your account in U.S. dollars from the proceeds of the sale, if any, of TeliaSonera ADSs on NASDAQ, net of applicable taxes.

4.	Notwithstanding any other provision of the Mandatory Redemption Offer, delivery of TeliaSonera ADSs for Sonera ADSs accepted for exchange pursuant to the Mandatory Redemption Offer will in all cases be made only after timely receipt by the U.S. Exchange Agent of confirmation (i) from the Company of acceptance of such Sonera ADSs tendered to the U.S. Exchange Agent and (ii) from the custodian under the TeliaSonera deposit agreement of receipt of the applicable number of TeliaSonera Shares from the Company. Delivery of cash consideration will be made as soon as practicable after receipt from the Company of the applicable amount of cash in euro and upon conversion to U.S. dollars. No withdrawal rights will be made available to tendering holders of Sonera ADSs electing to receive cash consideration.

5.	The Company and Sonera caused the delisting of Sonera ADSs from NASDAQ on December 6, 2002. While it is possible that the Sonera ADSs would continue to be traded in the over-the-counter market and that price quotations would be reported, there can be no assurance that such an over-the-counter market would develop. The extent of the public market for the Sonera ADSs and the availability of such quotations would depend upon such factors as the number of holders remaining at such time, the interest on the part of the securities firms in maintaining a market in Sonera ADSs, the date fixed for termination of the deposit agreement for the Sonera ADSs and the proposed termination of registration of Sonera’s securities under the U.S. Securities Exchange Act, each of which would adversely affect the amount of publicly available information on Sonera’s securities.

      If you wish us tender any or all of the Sonera ADSs we hold for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. Under the terms of the Mandatory Redemption Offer, if you authorize the tender of your Sonera ADSs, all such Sonera ADSs held in your account will be tendered. An envelope to return our instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to tender your Sonera ADSs to the U.S. Exchange Agent on your behalf prior to 9:00 A.M., New York City time, which is 4:00 P.M., Helsinki time, on Friday, January 31, 2003.

INSTRUCTIONS WITH RESPECT TO

THE MANDATORY REDEMPTION OFFER

To Exchange All of the Outstanding

American Depositary Shares Representing Shares

of

SONERA CORPORATION

for

either

(i) American Depositary Shares Representing Ordinary Shares

of

TeliaSonera AB

or

(ii) Cash in the Amount of the U.S. Dollar Equivalent to €5.00 per Sonera ADS Tendered

       The undersigned acknowledge(s) receipt of (a) your letter and (b) the Mandatory Redemption Prospectus, dated December 18, 2002 (the “Prospectus Supplement”), in connection with the mandatory redemption offer (the “Mandatory Redemption Offer”) by TeliaSonera AB, a company organized under the laws of Sweden (“TeliaSonera” or the “Company”), to exchange each outstanding American depositary share (the “Sonera ADSs”), each Sonera ADS representing one (1) share (the “Sonera Shares”) of Sonera Corporation, a company incorporated under the laws of Finland (“Sonera”), for (i) either 0.30288 American depositary shares (the “TeliaSonera ADSs”), each TeliaSonera ADS representing five (5) ordinary shares, nominal value SEK 3.20 per share (the “TeliaSonera Shares”) of the Company or (ii) cash in the amount of the U.S. dollar equivalent to €5.00 per Sonera ADS tendered, in each case, upon the terms and subject to the conditions set forth in the Prospectus Supplement.

      The undersigned hereby instructs you to tender to the Company (through Citibank, N.A., as U.S. Exchange Agent) all the Sonera ADSs held on behalf of the undersigned which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus Supplement.

 Total Number of Sonera ADSs to be
 Tendered*:

☐ I wish to receive TeliaSonera ADSs in consideration for my Sonera ADSs tendered;

Please check the	OR
appropriate box:

☐ I wish to receive cash consideration in the amount of the U.S. dollar equivalent to €5.00 per Sonera ADS tendered.

Date:

SIGN HERE

Signature(s):

Print Name(s):

Print Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s): ---------------------------------------------------------------------------------------------------------

*	In accordance with the terms of the Prospectus Supplement, if you instruct us to tender your Sonera ADSs in the Mandatory Redemption Offer all of your Sonera ADSs held by us for your account are to be tendered.